RAIT Financial Trust Announces Second Quarter 2007 Results

PHILADELPHIA, PA — August 1, 2007 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the quarter ended June 30, 2007. RAIT’s management will discuss recent developments in the current quarter affecting RAIT, including, without limitation, RAIT’s exposure to the mortgage finance and homebuilder sectors, on its earnings call scheduled for 9:00 AM on August 2, 2007 (see “Conference Call” below for further information).

RAIT Financial Trust’s Q2 2007 Highlights

•	Net investment income of $52.4 million for the quarter ended June 30, 2007 as compared to $17.1 million for the quarter ended June 30, 2006

•	Total assets under management of approximately $14.1 billion at June 30, 2007 as compared to $11.9 billion at December 31, 2006

•	Total fees generated, a non-GAAP financial measure, were $22.4 million for the quarter ended June 30, 2007. Total fees generated included $9.2 million of origination fees, $5.8 million of securitization structuring fees and $5.7 million of asset management fees primarily generated by our Taxable REIT Subsidiary (“TRS”) entities. These entities paid dividends to RAIT of $11.0 million. Fees and other income recognized for GAAP were $1.7 million for the quarter ended June 30, 2007. A reconciliation of the fee and other income reported in GAAP earnings to total fees generated is included in Schedule I to this release.

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three months ended June 30, 2007 of $53.4 million, or $0.87 per diluted share based on 61.2 million weighted average shares outstanding – diluted, as compared to adjusted earnings for the three months ended June 30, 2006 of $18.6 million, or $0.66 per diluted share based on 28.0 million weighted average shares outstanding – diluted. RAIT reported adjusted earnings for the six months ended June 30, 2007 of $105.3 million, or $1.73 per diluted share based on 60.8 million weighted average shares outstanding – diluted, as compared to adjusted earnings for the six months ended June 30, 2006 of $37.0 million, or $1.32 per diluted share based on 28.0 million weighted average shares outstanding – diluted.

RAIT reported GAAP net income available to common shares for the three months ended June 30, 2007 of $27.4 million, or total earnings per share – diluted of $0.45 based on 61.2 million weighted average shares outstanding – diluted, as compared to net income available to common shares for the three months ended June 30, 2006 of $18.3 million, or total earnings per share – diluted of $0.65 based on 28.0 million weighted average shares outstanding – diluted. RAIT reported GAAP net income available to common shares for the six months ended June 30, 2007 of $47.7 million, or total earnings per share – diluted of $0.79 based on 60.8 million weighted average shares outstanding – diluted, as compared to net income available to common shares for the six months ended June 30, 2006 of $36.4 million, or total earnings per share – diluted of $1.30 based on 28.0 million weighted average shares outstanding – diluted.

A reconciliation of our reported GAAP net income available to common shares to adjusted earnings for the three months and six months ended June 30, 2007 and for the three months and six months ended June 30, 2006 is included as Schedule II to this release.

Financing and Capital Markets Activities

During the quarter ended June 30, 2007, RAIT completed the following financing and capital markets activities:

•	Access to capital markets:

•	On April 18, 2007, we issued $425 million aggregate principal amount of our 6.875% convertible senior notes due 2027. We used approximately $74 million of the net proceeds from this offering to repurchase 2,717,600 common shares.

•	On June 28, 2007, we priced an offering of 1,600,000 newly designated 8.875% Series C Cumulative Redeemable Preferred Shares in an underwritten public offering. We received approximately $38.7 million in net proceeds, before expenses, when the offering closed on July 5, 2007.

•	Completed three asset securitizations:

•	On June 28, 2007, RAIT closed Taberna Preferred Funding IX, Ltd, a $750 million securitization that provides financing for investments consisting of TruPS issued by REITs and real estate operating companies, senior and subordinated notes issued by real estate entities, commercial mortgage-backed securities, other real estate interests, senior loans and other debt securities.

•	On June 27, 2007, RAIT securitized $645 million of residential mortgage loans through the issuance of mortgage-backed securities, replacing short-term repurchase obligations with term financing.

•	On June 7, 2007, RAIT closed RAIT Preferred Funding II, Ltd, an $833 million commercial real estate securitization that provides financing for investments consisting of commercial real estate loans, including mortgage loans and mezzanine loans, and preferred equity interests in real estate.

Investing Activities

RAIT increased its investment in its targeted asset classes during the three months and six months ended June 30, 2007 as follows (dollars in millions):

	For the Three	For the Six
	Months Ended	Months Ended
	June 30, 2007	June 30, 2007
Commercial real estate loans originated	$398	$1,077
Principal repayments	(96)	(161)

Commercial real estate loans, net	302	916
TruPS and subordinated debentures (1)	677	1,389

(1)	Includes approximately $530 million and $687 million of assets originated during the three months and six months ended June 30, 2007, respectively, that were financed using off-balance sheet warehouse facilities.

Investment Portfolio Summary

The following chart summarizes RAIT’s investment portfolio at June 30, 2007 (dollars in millions):

				Weighted
			Total	Average	Weighted Average
Asset Class	Amount (1)		Debt (2)	Coupon	Cost of Funds	Return on Investment
Commercial Mortgages and Mezzanine Loans	$1,895	(3)	$(1,425)	9.7%	6.0%	20.9%
TruPS & Subordinated Debentures	5,909	(4)	(5,733)	7.9%	6.3%	16.5%
Residential Mortgage Loans	4,326		(4,231)	5.6%	5.2%	8.4%
Other Investments	432		(386)	6.7%	6.1%	11.7%
Investments in Real Estate	191		—	N/A	N/A	12.3%
	$12,753		$(11,775)	7.2%	5.9%	16.7%

(1)	Amounts exclude approximately $336 million of restricted cash associated with completed securitizations to be used for investments subsequent to June 30, 2007.

(2)	Excludes $425 million of convertible senior notes representing corporate debt obligations.

(3)	Excludes approximately $271 million of senior secured notes and mezzanine loans considered “Commercial Mortgages and Mezzanine Loans” that RAIT has securitized together with TruPS and Subordinated Debentures. Information associated with these assets is included in our description and analysis of “Commercial Mortgages, Mezzanine Loans & Other Loans” below.

(4)	Includes approximately $271 million of senior secured notes and mezzanine loans considered “Commercial Mortgages and Mezzanine Loans” and $639 million of unsecured REIT notes and CMBS securities considered “Other Investments” that RAIT has securitized together with TruPS and subordinated debentures. Information associated with these assets are included in their respective sections below.

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial real estate loan portfolio at June 30, 2007 (dollars in millions):

	Amortized Cost	Weighted Average	Number of Loans	% of Total Loan
		Coupon		Portfolio
Commercial mortgages	$1,380	9.3%	93	63.2%
Mezzanine loans	576	11.3%	171	26.4%
Other loans	226	7.5%	13	10.4%

Total	$2,182	9.7%	277	100.0%

The geographic and property type breakdown is as follows:

Property Type	%		%
		Geographic Region
Multi-family	49.2%	Central..........	33.2%
Office	27.1%	West.............	27.4%
Industrial	0.6%	Southeast........	19.3%
Retail	18.0%	Mid-Atlantic.....	15.7%
Other	5.1%	Northeast........	4.4%

Total	100.0%	Total............	100.0%

TruPS and Subordinated Debentures

As of June 30, 2007, we maintained investments in $5.1 billion in TruPS and subordinated debentures. These investments include approximately $639 million of unsecured REIT notes and CMBS securities, described below in “Other Investments”. Our portfolio had a weighted average interest rate of 7.9%. The issuers of these investments, 83% of which were publicly traded companies, had a weighted average debt to total capitalization ratio of 77% and a weighted average interest coverage ratio of 2.4 times as of June 30, 2007. The following table provides a sector breakdown of these issuers as of June 30, 2007:

TruPS and Subordinated Debt Industry Sector	Percent
Residential Mortgage	18.1%
Office	8.5%
Homesites	0.3%
Multifamily	4.7%
Self Storage	4.7%
Hotel	5.4%
Homebuilders	12.4%
Commercial Mortgage	26.0%
Retail	6.9%
Business Development	1.4%
Healthcare	2.5%
Industrial / Diversified / Other	9.1%
100.0%

The following table provides a breakdown of our investments, excluding investment grade notes, by securitization (dollars in millions):

Securitization	BB Notes	Equity	Total
Taberna 2	$15,500	$52,000	$67,500
Taberna 3	23,000	30,300	53,300
Taberna 4	24,375	26,000	50,375
Taberna 5	-	24,000	24,000
Taberna 6	3,000	30,000	33,000
Taberna 7	21,000	28,840	49,840

	$86,875	$191,140	$278,015

During 2007, we closed two additional securitizations, Taberna 8 and Taberna 9. Neither of these securitizations has encountered any permanent impairment during 2007. Our investment in these securitizations includes $78 million of BB notes and $112.5 million of equity as of June 30, 2007.

Residential Mortgage Loans

At June 30, 2007, the residential mortgage loan portfolio consisted of 8,994 residential mortgage loans with an average interest rate of 5.6%. The portfolio had an average FICO score of 738 and average loan-to-value of 73.9% at acquisition and has an amortized cost balance of $4.3 billion. Approximately 44% of the properties within the portfolio are located in California. At June 30, 2007, the portfolio has a 1.7% delinquency rate and, since January 1, 2007, the portfolio has experienced approximately $54,000 in cash losses.

Other Investments

As of June 30, 2007, we maintained investments in $1.1 billion of real estate related securities, including approximately $639 million of unsecured REIT notes and CMBS securities, with a weighted average coupon of 6.1%. The following table summarizes the rating characteristics of the portfolio as of June 30, 2007:

Ratings Distribution	Percent
AAA	30.5%
AA	1.7%
A	13.7%
BBB	50.7%
BB	2.2%
Not Rated	1.2%
100.0%

Fee Summary

Total fees generated, a non-GAAP financial measure, were $22.4 million for the quarter ended June 30, 2007 as follows:

•	Asset management fees of $7.4 million on assets under management of $14.1 billion as of June 30, 2007. A total of $5.7 million of asset management fees on consolidated securitizations are eliminated for GAAP reporting.

•	Securitization structuring fees of $5.8 million from Taberna Preferred Funding IX and RAIT Preferred Funding II are deferred and will be recognized in future GAAP income.

•	Originations fees of $9.2 million on originations of commercial real estate loans and TruPS which are recognized in interest income as an adjustment to yield.

A reconciliation of the fee and other income reported in GAAP earnings to total fees generated is included in Schedule I to this release.

Liquidity Summary

As of June 30, 2007, we had approximately $750 million of cash resources including restricted cash. The restricted cash relates to committed funds available to obtain new investments financed by long-term funded capital. Our short-term indebtedness finances shorter duration assets and warehouse requirements. In addition, we had approximately $700 million of available warehouse capacity and $100 million of unused bank facilities. Subsequent to June 30, 2007, we reduced our short term indebtedness of approximately $900 million by over 50% through a combination of asset sales, longer term financings, operating cash flow and cash resources.

Dividend Summary

On July 13, 2007, RAIT paid a second quarter dividend of $0.84 per common share to shareholders of record on June 28, 2007. On July 2, 2007, RAIT paid a second quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a second quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on June 1, 2007.

Conference Call

Interested parties can access the LIVE webcast of RAIT’s earnings conference call at 9:00 AM EDT on Thursday, August 2, 2007 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The live conference may also be accessed by dialing 888.713.4205 Domestic or 617.213.4862 International, using passcode 74176523. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, August 9, 2007 by dialing 888.286.8010, access code 66910974.

About RAIT Financial Trust

RAIT Financial Trust originates secured and unsecured debt instruments including bridge, mezzanine and whole commercial real estate loans, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, and its current report on Form 8-K filed January 10, 2007. These risks and uncertainties also include the following factors: the businesses of RAIT and Taberna may not be integrated successfully; the expected growth opportunities from the merger may not be fully realized; operating costs, customer losses and business disruption following the merger may be greater than expected; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance vehicles may increase; RAIT may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s revenues and the value of its assets; covenants in RAIT’s financing arrangements may restrict its business operations; RAIT and Taberna may fail to maintain qualification as REITs; RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; adverse market trends may affect the value of real estate and other securities that are used as collateral in securitizations; payment delinquencies or other collateral performance criteria may restrict RAIT’s ability to receive cash distributions from assets which collateralize our investment securities; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish due to factors outside of RAIT’s control; changes in the market for trust preferred securities may adversely affect RAIT’s operations; and general business and economic conditions could adversely affect credit quality and loan originations. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Income
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Six-Month
	Period Ended June 30		Period Ended June 30
	2007	2006	2007	2006
Revenue:
Investment interest income	$232,199	$23,579	$434,878	$44,343
Investment interest expense	(180,770)	(6,524)	(339,901)	(11,899)
Provision for losses	(845)	—	(4,563)	—
Change in fair value of free-standing derivatives	1,846	—	5,042	—

Net investment income	52,430	17,055	95,456	32,444
Rental income	2,612	3,155	5,024	6,708
Fee and other income	1,683	2,226	9,564	7,887

Total revenue	56,725	22,436	110,044	47,039
Expenses:
Compensation expense	5,796	1,793	14,172	3,671
Real estate operating expenses	2,690	2,113	5,278	4,079
General and administrative	5,786	892	12,069	2,064
Depreciation	1,103	306	1,871	610
Amortization of intangible assets	14,289	—	28,578	—

Total expenses	29,664	5,104	61,968	10,424
Income before interest and other income (expense), minority interest, income taxes, and income from discontinued operations	27,061	17,332	48,076	36,615
Interest and other income	6,591	303	13,544	652
Loss on sale of assets	(2,760)	—	(2,760)	—
Unrealized gain on interest rate hedges	429	—	517	—
Equity in loss of equity method investments	(4)	—	(8)	—
Minority interest	(6,111)	(6)	(11,875)	(10)

Income before taxes and discontinued operations	25,206	17,629	47,494	37,257
Income tax benefit	4,657	—	5,080	—

Income from continuing operations	29,863	17,629	52,574	37,257
Income from discontinued operations	52	3,200	208	4,142

Net income	29,915	20,829	52,782	41,399
Income allocated to preferred shares	(2,527)	(2,519)	(5,046)	(5,038)
Net income available to common shares	$27,388	$18,310	$47,736	$36,361
Earnings per share—Basic:
Continuing operations	$0.45	$0.55	$0.79	$1.15
Discontinued operations	—	0.11	—	0.15

Total earnings per share—Basic	$0.45	$0.66	$0.79	$1.30
Weighted-average shares outstanding—Basic	60,937,911	27,909,145	60,539,584	27,904,735
Earnings per share—Diluted:
Continuing operations	$0.45	$0.54	$0.79	$1.15
Discontinued operations	—	0.11	—	0.15

Total earnings per share—Diluted	$0.45	$0.65	$0.79	$1.30
Weighted-average shares outstanding—Diluted	61,185,851	28,049,856	60,801,424	28,040,695
Distributions declared per common share	$0.84	$0.62	$1.64	$1.23

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	June 30, 2007	December 31, 2006
Assets
Investments in securities
Available-for-sale securities	$4,620,408	$3,978,999
Security-related receivables	1,449,588	1,159,312

Total investments in securities	6,069,996	5,138,311
Investments in mortgages and loans, at amortized cost
Residential mortgages and mortgage-related receivables	4,326,058	4,676,950
Commercial mortgages, mezzanine loans and other loans	2,166,124	1,250,945
Allowance for losses	(9,518)	(5,345)

Total investments in mortgages and loans	6,482,664	5,922,550
Investments in real estate interests	190,576	139,132
Real estate interests held for sale	12,717	—
Cash and cash equivalents	305,568	99,367
Restricted cash	455,881	292,869
Accrued interest receivable	127,662	111,238
Warehouse deposits	34,802	44,618
Other assets	177,745	42,274
Deferred financing costs, net of accumulated amortization of $1,253 and $1,709, respectively	54,021	16,729
Intangible assets, net of accumulated amortization of $31,753 and $3,175, respectively	92,468	121,046
Goodwill	129,611	132,372

Total assets	$14,133,711	$12,060,506

Liabilities and shareholders’ equity
Indebtedness
Repurchase agreements and other indebtedness	$998,809	$1,255,518
Mortgage-backed securities issued	4,057,840	3,697,291
Trust preferred obligations	443,991	643,639
CDO notes payable	6,274,519	4,855,743
Convertible senior notes	425,000	—

Total indebtedness	12,200,159	10,452,191
Accrued interest payable	72,345	67,393
Accounts payable and accrued expenses	17,915	22,930
Liabilities related to real estate interests held for sale	256	—
Deferred taxes, borrowers’ escrows and other liabilities	193,613	158,197
Distributions payable	51,239	39,118

Total liabilities	12,535,527	10,739,829
Minority interest	116,025	124,273
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	—
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 60,969,832 and 52,151,412 issued and outstanding, including 327,978 and 430,516 unvested restricted share awards, respectively	605	517
Additional paid in capital	1,556,641	1,218,667
Accumulated other comprehensive income (loss)	(991)	(3,085)
Retained earnings (deficit)	(74,163)	(19,746)

Total shareholders’ equity	1,482,159	1,196,404
Total liabilities and shareholders’ equity	$14,133,711	$12,060,506

Schedule I
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

For the Three-Month For the Six-Month
Period Ended Period Ended
June 30, 2007 June 30, 2007
Fees and other income, as reported	$1,683	$9,564
Add (deduct):
Asset management fees, eliminated	5,750	10,238
Deferred structuring fees	5,788	11,413
Deferred origination fees, net of amortization	9,198	21,582
Total fees generated	$22,419	$52,797

(1)	Total fees generated is a non-GAAP financial measurement and does not purport to be an alternative to fee and other income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. We believe the presentation of Total Fees Generated is useful to investors because it demonstrates our ability to generate fees which creates additional yield.

Schedule II
RAIT Financial Trust
Reconciliation of GAAP Net Income Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month		For the Six-Month
	Period Ended June 30		Period Ended June 30
	2007	2006	2007	2006
Net income available to common shares, as reported	$27,388	$18,310	$47,736	$36,361
Add (deduct):
Depreciation on real estate investments	1,103	306	1,871	610
Amortization of intangible assets	14,289	—	28,578	—
Provision for losses	845	—	4,563	—
Unrealized (gains) losses on interest rate hedges	(429)	—	(517)	—
Share-based compensation	2,781	—	5,737	—
Non-recurring items (2)	2,985	—	2,985	—
Fee income deferred	14,986	—	32,995	—
Deferred tax provision	(10,577)	—	(18,690)	—

Adjusted earnings	$53,371	$18,616	$105,258	$36,971

Weighted-average shares outstanding—Diluted	61,185,851	28,049,856	60,801,424	28,040,695

Adjusted earnings, per share	$0.87	$0.66	$1.73	$1.32

(1)	During 2007, we began evaluating our performance based on several measures, including adjusted earnings. Management views adjusted earnings as useful and appropriate supplements to net income and earnings per share. The measure serves as an additional measure of our operating performance because they facilitate evaluation of the Company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

(2)	Represents the write-off of unamortized deferred financing costs resulting from our termination of our line of credit in April 2007.

Schedule III
RAIT Financial Trust
Reconciliation of Net Income Available to Common Shares to
Estimated REIT Taxable Income (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

For the Three-Month For the Six-Month
Period Ended June 30 Period Ended June 30
	2007	2006	2007	2006
Net income available to common shares, as reported	$27,388	$18,310	$47,736	$36,361
Add (deduct):
Provision for losses	845	—	4,563	—
Tax gains on sales in excess of GAAP gains	—	8,184	—	8,184
Domestic TRS book-to-total taxable income differences:
Income tax benefit	(4,657)	—	(5,080)	—
Fees deferred or eliminated in consolidation	14,840	—	32,849	—
Amortization of intangible assets	14,289	—	28,578	—
Share-based compensation and other temporary tax differences	1,645	—	2,648	—
Securitization investments aggregate book-to-taxable income differences (2)	1,410	—	(379)	—
Accretion of loan discounts	1,085	—	1,660	—
Other book to tax differences	—	(690)	(123)	(1,510)

Total taxable income	56,845	25,804	112,452	43,035
Less: Taxable income attributable to domestic TRS entities	(13,809)	—	(35,627)	—
Plus: Dividends paid by domestic TRS entities	11,000	—	27,250	—

Estimated REIT taxable income (prior to deduction for dividends paid)	$54,036	$25,804	$104,075	$43,035

Weighted-average shares outstanding—Diluted	61,185,851	28,049,856	60,801,424	28,040,695
Estimated REIT taxable income, per share	$0.88	$0.92	$1.71	$1.53

(1)	Estimated REIT taxable income is a non-GAAP financial measurement and does not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. REIT taxable income excludes the undistributed taxable income of RAIT’s domestic taxable REIT subsidiaries, which is not included in estimated REIT taxable income until distributed to RAIT. There is no requirement that RAIT’s domestic taxable REIT subsidiaries distribute their earnings to RAIT. Estimated REIT taxable income, however, includes the taxable income of RAIT’s foreign taxable REIT subsidiaries because RAIT will generally be required to recognize and report such taxable income as earned on an accrual basis. These non-GAAP financial measurements are important to RAIT, since we are a real estate investment trust and are required to pay substantially all of our REIT taxable income in the form of distributions to our shareholders. Because not all REITs use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly titled measures prepared and reported by other companies.

(2)	Amounts reflect the aggregate book-to-total taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within securitization entities that Taberna consolidated, (b) amortization of original issue discounts and debt issuance costs and (c) differences in tax year-ends between Taberna and its securitization investments.